      As filed with the Securities and Exchange Commission on June 10, 1997

                                                           Registration No. 333-

           ----------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ------------

                                    Form S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                                  ------------

                          WESTERN WIRELESS CORPORATION
             (Exact name of registrant as specified in its charter)

            WASHINGTON                                91-1638901
         (State or other                             (IRS Employer
         jurisdiction of                            Identification
        incorporation or                                 Number)
         organization)

                             2001 NW Sammamish Road
                               Issaquah, WA 98027
                                 (425) 313-5200
    (Address, including ZIP code, and telephone number, including area code, of Registrant's Principal Executive Office

                      1997 EXECUTIVE RESTRICTED STOCK PLAN
                              (Full Title of Plan)

          Alan R. Bender, Esq.                              Copy to:
   Senior Vice President, General Counsel           G. Scott Greenburg, Esq.
      Western Wireless Corporation                  Preston Gates & Ellis LLP
         2001 NW Sammamish Road                        5000 Columbia Center
       Issaquah, Washington 98027                         701 Fifth Avenue
             (425) 313-5200                         Seattle, Washington 98104
                                                           (206) 623-7580

               (Name, address, including Zip code, and Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------
 Title of Securities          Amount           Proposed Maximum       Proposed Maximum           Amount
        To Be                 To Be             Offering Price       Aggregate Offering      of Registration
     Registered             Registered           Per Share(1)              Price                   Fee
--------------------------------------------------------------------------------------------------------------
Class A Common
Stock                        500,000               $12.56               $6,281,250            $1,903.41
--------------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(c) of the Act, based upon the average high and low prices of the Class A Common Stock of the Registrant on the Nasdaq Stock Market on June 9, 1997.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  Incorporation of Documents by Reference.

         The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by Western Wireless Corporation (the "Company") are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1996 and filed with the Commission on March 31, 1997.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the company's fiscal year covered by the Form 10-K referred to in paragraph (a) above.

         (c) The description of the Company's Class A Common Stock, no par value per share, that is contained in the Company's registration statement on Form 8-A filed pursuant to Section 12 of the Exchange Act including any amendment or report filed for the purpose of updating such description.

         All documents filed by the company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference into this registration statement and to be a part hereof from the respective dates of the filing of such documents (such documents, and the documents enumerated above being hereinafter referred to as "Incorporated Documents").

         Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed and Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  Description of Securities.

         Not applicable.

ITEM 5.  Interests of Named Experts and Counsel

         Legal matters in connection with the securities registered hereby will be passed upon by Preston Gates & Ellis LLP, Seattle, Washington. Partners in that firm hold an aggregate of not more than 20,000 shares of Class A Common stock of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 23B.08.510 of the Revised Code of Washington authorizes Washington corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director. The Company's Articles of Incorporation and Bylaws require indemnification of the Company's officers and directors to the fullest extent permitted by Washington law. The Company also maintains director's and officer's liability insurance.

         The Company's Bylaws and Articles of Incorporation provide that the Company shall, to the fullest extent permitted by the Business Corporation Act of the State of Washington, as amended from time to time, indemnify all directors and officers of the Company. In addition, the Company's Articles of Incorporation contain a provision eliminating the personal liability of directors to the Company or its shareholders for monetary damages arising out of a breach of fiduciary duty. Under Washington law, this provision eliminates the liability of a director for breach of fiduciary duty but does not eliminate personal liability of any director for (i) acts or omissions of a director that involve intentional misconduct or a knowing violation of law, (ii) conduct in violation of Section 23B.08.310 of the Revised Code of Washington (which section relates to unlawful distributions) or (iii) any transaction from which a director personally received a benefit in money, property or services to which the director was not legally entitled.

         The Company has entered into separate indemnification agreements with each of its directors and executive officers and certain key employees of the Company.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         4.1*    1997 Executive Restricted Stock Purchase Plan
         5.1     Opinion of Preston Gates & Ellis LLP
         23.1    Consent of Preston Gates & Ellis LLP
         23.2    Consent of Arthur Andersen LLP
         24.1    Power of Attorney

--------------------
         *Incorporated by reference to Exhibit 10.51 filed with the Registrant's registration statement on Form S-1 (Post-Effective Amendment No. 1 to Forms S-1 and S-4) (Commission File No. 333-14859).

ITEM 9.  UNDERTAKINGS

         (a)     The registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Issaquah, state of Washington, on this 6th day of June, 1997.

                                              WESTERN WIRELESS CORPORATION

                                              By /s/ Alan R. Bender
                                                 ----------------------------
                                                 Alan R. Bender, Senior Vice
                                                 President and General Counsel

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


           Signature                                            Title                                          Date
           ---------                                            -----                                          ----
/s/ John W. Stanton                                    Chairman, Chief Executive Officer                   June 6, 1997
-------------------------------------                  (Principal Executive Officer
John W. Stanton

                 *                                     Chief Financial Officer
-------------------------------------                  (Principal Financial Officer)
Donald Guthrie

/s/ Nastashia S. Press                                 Principal Accounting Officer                        June 6, 1997
-------------------------------------
Nastashia S. Press
                                                       Director
                 *
-------------------------------------
John L. Bunce, Jr.
                                                       Director
                 *
-------------------------------------
Mitchell R. Cohen
                                                       Director
                 *
-------------------------------------
Daniel J. Evans
                                                       Director
                 *
-------------------------------------
Jonathan M. Nelson
                                                       Director
                 *
-------------------------------------
Terence M. O'Toole
                                                                                                            June 6, 1997
*/s/ Alan R. Bender
-------------------------------------
Alan R. Bender
Attorney-in-Fact

             INDEX TO EXHIBITS TO REGISTRATION STATEMENT ON FORM S-8


Exhibit                           Description                             Page


 4.1*           1997 Executive Restricted Stock Purchase Plan

 5.1            Opinion of Preston Gates & Ellis LLP

 23.1           Consent of Preston Gates & Ellis LLP(see Exhibit 5.1)

 23.2           Consent of Arthur Andersen LLP

 24.1           Power of Attorney

------------------------

         *Incorporated by reference to Exhibit 10.51 filed with the Registrant's registration statement on Form S-1 (Post-Effective Amendment No. 1 to Forms S-1 and S-4)(Commission File No. 333-14859).